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                                                                      EXHIBIT 99
                           DESCRIPTION OF THE NOTES

   You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." In this description, the words "MGM Grand" refer only to MGM Grand, Inc. and not to any of its Subsidiaries.

   MGM Grand will issue the % senior subordinated notes due 2007 under an indenture among itself, the Subsidiary Guarantors (as defined below) and The Bank of New York, as trustee. The terms of the notes include those provisions contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. We refer to the % senior subordinated notes due 2007 in this section as the "notes."

   The notes constitute a series of Debt Securities (which are more fully described in the accompanying Prospectus). The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made.

   The following description is a summary of the material provisions of the indenture. This summary does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as holders of the notes. Copies of the indenture may be obtained from MGM Grand.

Ranking

   The notes will be:

  .  general unsecured obligations of MGM Grand;

  . subordinated in right of payment to all existing and future Senior Indebtedness of MGM Grand;

  .  equal in right of payment with all other existing and future
     Indebtedness of MGM Grand (except for future Indebtedness that may be subordinated to the notes); and

  . guaranteed on a senior subordinated basis by each of the Subsidiaries of MGM Grand other than Excluded Subsidiaries (see"--Subsidiary Guarantees" below)

   As of March 31, 2000, on a pro forma basis after giving effect to the offering of the notes, the Mirage merger, the $1.23 billion private placement of common stock of MGM Grand and borrowings under the Credit Facilities, MGM Grand and the Subsidiary Guarantors would have had approximately $5.9 billion of Senior Indebtedness, including approximately $4.5 billion of borrowings under the Credit Facilities and $1.45 billion under the Senior Notes (including the Mirage Notes). Upon consummation of the Mirage merger, MGM Grand and its Subsidiaries (other than the Excluded Subsidiaries) will guaranty the Mirage Notes and Mirage and its Subsidiaries will guaranty the other Senior Notes, in each case on a basis senior to the notes and Subsidiary Guarantees of the notes.

   In addition, as of March 31, 2000 on such pro forma basis, the Subsidiaries of MGM Grand that are not Subsidiary Guarantors would have had total Indebtedness of approximately $179.3 million (excluding Indebtedness owed to MGM Grand or any Subsidiary Guarantor).

   The indenture does not contain any limitation on the amount of Indebtedness of MGM Grand or its Subsidiaries, including Senior Indebtedness under the Credit Facilities. In addition, the Credit Facilities and the Senior Notes (including the Mirage Notes) will be equally and ratably secured by substantially all assets of MGM Grand and its Subsidiaries (other than Excluded Subsidiaries) in the event of certain downgradings by rating agencies or possibly in other circumstances. See "Description of Our Long Term Debt" in the accompanying Prospectus. The indenture does not limit liens on Senior Indebtedness or, if such liens are created, require creation of any corresponding liens securing the notes and guarantees. Except as described under "Description

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of Debt Securities--Merger, Consolidation or Sale of Assets" in the
accompanying Prospectus or "--Additional Covenants of MGM Grand" below, the indenture does not contain any other provisions that would afford holders of the notes protection in the event of (i) a highly leveraged or similar transaction involving MGM Grand or any of its Subsidiaries, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving MGM Grand or any of its Subsidiaries that may adversely affect the holders of the notes. In addition, subject to the limitations set forth under "Description of Debt Securities--Merger, Consolidation or Sale of Assets" in the accompanying Prospectus and under "--Additional Covenants of MGM Grand" below, MGM Grand or any of its Subsidiaries may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of MGM Grand or any of its Subsidiaries with another entity that would increase the amount of Indebtedness of MGM Grand or its Subsidiaries or substantially reduce or eliminate the assets of MGM Grand or its Subsidiaries, which may have an adverse effect on MGM Grand's ability to service its Indebtedness, including the notes.

Principal, Maturity and Interest

   The indenture provides for the issuance by MGM Grand of notes with a maximum aggregate principal amount of $500 million. MGM Grand will issue the notes in denominations of $1,000 and integral multiples of $1,000. The notes
will mature on    , 2007.

   Interest on the notes will accrue at the rate of    % per annum. Interest
will be payable semiannually in arrears on     and    , commencing on    ,
2000. MGM Grand will make each interest payment to the holders of record of
the notes on the immediately preceding     and    .

   Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Subsidiary Guarantees

   MGM Grand's payment Obligations under the notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by each of the Subsidiaries of MGM Grand other than the Excluded Subsidiaries (the "Subsidiary Guarantors"). The Excluded Subsidiaries will include all non-U.S. Subsidiaries of MGM Grand and of Mirage, and such non-U.S. Subsidiaries' U.S. holding companies. The Excluded Subsidiaries also include MGM Grand Detroit, LLC and MGM Grand Detroit II, LLC; MGM Grand Detroit, LLC is a guarantor under the Credit Facilities but such guarantee is limited to the amount of the proceeds of borrowings under the Credit Facilities made available to MGM Grand Detroit, LLC. Each Subsidiary Guarantee will be (i) subordinated to the prior payment in full of all Senior Indebtedness of the Subsidiary Guarantor on the same basis as the notes are subordinated to Senior Indebtedness of MGM Grand and
(ii) equal in right of payment with all other existing and future Indebtedness of the Subsidiary Guarantor (except for future Indebtedness that may be subordinated to the Subsidiary Guarantee). The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. On August 19, 1999, the Nevada Commission granted MGM Grand prior approval to make public offerings for a period of twenty-three months, subject to certain conditions ("Shelf Approval"). This offering is being made pursuant to the Shelf Approval. However, while such Shelf Approval includes prior approvals by the Nevada Commission of the Subsidiary Guarantees by Subsidiaries of MGM Grand, it does not include approvals for the Nevada-licensed corporate Subsidiaries of Mirage to guarantee the payment Obligations of MGM Grand under the notes. Consequently, applications have been filed with the Nevada Board and the Nevada Commission seeking their approval for the Nevada-licensed corporate Subsidiaries of Mirage to guarantee the payment Obligations of MGM Grand under the notes at and after the Mirage merger. Such guarantees will not be effective in respect of the corporate Subsidiaries of Mirage licensed in Nevada at and after the Mirage merger unless and until they are approved by the Nevada Board and the Nevada Commission. Similar approvals must be obtained from the Mississippi Gaming Commission with respect to the guarantees by the corporate Subsidiaries of Mirage licensed in Mississippi. There can be no assurance that such approvals will be granted on a timely basis or at all. See "Regulation and Licensing - Nevada Gaming Regulation" and "--Mississippi Government Regulation."

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   In addition to the Subsidiary Guarantors named in the indenture on the closing date, the indenture will provide that, except for Excluded Subsidiaries, any existing or future Subsidiary of MGM Grand shall become a Subsidiary Guarantor if such Subsidiary Incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of Senior Indebtedness of MGM Grand.

   No Subsidiary Guarantor will be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

     (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and the indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee; and

     (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

   The indenture will provide that in the event of (a) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, except in the event of a sale or other disposition to MGM Grand, any other Subsidiary Guarantor or any Affiliate thereof.

Optional Redemption

   Upon not less than 30 nor more than 60 days' notice, MGM Grand may redeem the notes in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable redemption date.

   Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

   Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes called for redemption unless MGM Grand defaults in payment of the redemption price.

Mandatory Redemption

   MGM Grand will not be required to make any mandatory redemption or sinking fund payments in respect of the notes.

Mandatory Disposition Pursuant to Gaming Laws

   Each holder, by accepting a note, shall be deemed to have agreed that if the gaming authority of any jurisdiction in which MGM Grand or any of its Subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, MGM Grand shall have the right, at its option:

  . to require such Person to dispose of its notes or beneficial interest therein within 30 days of receipt of notice of MGM Grand's election or such earlier date as may be requested or prescribed by such gaming authority; or

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  .  to redeem such notes, which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority, at a redemption price equal to:

    (1)the lesser of:

      (a) the Person's cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; and

      (b) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; or

    (2) such other amount as may be required by applicable law or order of the applicable gaming authority.

   MGM Grand shall notify the trustee in writing of any such redemption as soon as practicable. MGM Grand shall not be responsible for any costs or expenses any holder of MGM Grand notes may incur in connection with its application for a license, qualification or a finding of suitability.

Subordination

   The payment of principal, interest and premium, if any, on and all other Obligations owing in respect of the notes and the Subsidiary Guarantees will be subordinated in right of payment, as set forth in the indenture and the Subsidiary Guarantees, to the prior payment in full in cash of all Senior Indebtedness of MGM Grand and the Subsidiary Guarantors.

   The holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowed claim in any such proceeding) before the holders of notes will be entitled to receive any payment of any kind or character with respect to the notes (except that holders of notes may receive payments made from the trust described under "Description of Debt Securities--Defeasance of Debt Securities or Certain Covenants in Certain Circumstances" in the accompanying Prospectus), in the event of any distribution to creditors of MGM Grand or any Subsidiary Guarantor:

  . in a total or partial liquidation or dissolution of MGM Grand or any Subsidiary Guarantor;

  . in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to MGM Grand or any Subsidiary Guarantor or its respective property;

  .  in an assignment for the benefit of creditors; or

  . in any marshalling of assets and liabilities of MGM Grand or any Subsidiary Guarantor.

   MGM Grand and each Subsidiary Guarantor also may not make any payment in respect of the notes (except from the trust described under "Description of Debt Securities--Defeasance of Debt Securities or Certain Covenants in Certain Circumstances" in the accompanying Prospectus) if:

  . a payment default on Designated Senior Indebtedness occurs and is continuing; or

  . any other default occurs and is continuing on Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Indebtedness.

   Payments on the notes may and shall be resumed:

  . in the case of a payment default, upon the date on which such default is cured or waived; and

  . in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived (so long as no other nonpayment default exists) or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

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   No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

   MGM Grand must promptly notify holders of Designated Senior Indebtedness or their Representative if payment of the notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of MGM Grand or any Subsidiary Guarantor, holders of these notes may recover less ratably than creditors of MGM Grand and the Subsidiary Guarantors who are holders of Senior Indebtedness. The indenture does not limit the ability of the Company or any Subsidiary Guarantor to incur Senior Indebtedness or any other Indebtedness or the ability of any Excluded Subsidiary to incur any Indebtedness. See "Risk Factors."

Additional Covenants of MGM Grand

 Limitation on Liens

   Other than as provided below under "--Exempted Liens and Sale and Lease-Back Transactions," neither MGM Grand nor any of the Subsidiary Guarantors may issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Principal Property, Indebtedness, capital stock or ownership interests were acquired before or after the date of the indenture) without effectively providing that the notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

     (a) Liens existing on the date of original issuance of the notes;

     (b) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary Guarantor or at the time it is merged into or consolidated with MGM Grand or a Subsidiary Guarantor (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary Guarantor or such merger or consolidation and do not extend to or cover property of MGM Grand or any Subsidiary Guarantor other then property of the entity so acquired or which becomes a Subsidiary Guarantor);

     (c) Liens (including purchase money Liens) on property existing at the time of acquisition thereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price thereof (provided that such Liens do not extend to or cover any property of MGM Grand or any Subsidiary Guarantor other than the property so acquired);

     (d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness Incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

     (e) Liens which secure Indebtedness of a Subsidiary of MGM Grand to MGM Grand or to a Subsidiary Guarantor or which secure Indebtedness of MGM Grand to a Subsidiary Guarantor;

     (f) Liens on the stock, partnership or other equity interest of MGM Grand or Subsidiary Guarantor in any Joint Venture or any Subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

     (g) Liens securing Senior Indebtedness;

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     (h) certain Liens to government entities, including pollution control or industrial revenue bond financing;

     (i) Liens required by any contract or statute in order to permit MGM Grand or a Subsidiary of MGM Grand to perform any contract or subcontract made by it with or at the request of a governmental entity;

     (j) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business;

     (k) certain Liens for taxes or assessments and similar charges;

     (l) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and

     (m) any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses
  (a) through (g).

   Notwithstanding the foregoing, at and after the time of the Mirage merger, the foregoing covenant shall not apply to the extent it constitutes an agreement not to encumber the equity securities of Mirage corporate Subsidiaries licensed in Nevada, unless and until it is approved by the Nevada Board and the Nevada Commission. Similar approvals must be obtained from the Mississippi Gaming Commission with respect to these agreements not to encumber the equity securities of the corporate Subsidiaries of Mirage licensed in Mississippi. See "Regulation and Licensing--Nevada Gaming Regulation," "-- Mississippi Government Regulation" and "Description of Notes--Gaming Approvals."

 Limitation on Sale and Lease-Back Transactions

   Other than as provided below under "--Exempted Liens and Sale and Lease-Back Transactions," neither MGM Grand nor any Subsidiary Guarantor will enter into any Sale and Lease-Back Transaction unless either:

     (i) MGM Grand or such Subsidiary Guarantor would be entitled, pursuant to the provisions described in clauses (a) through (m) under "--Limitation on Liens" above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the notes; or

     (ii) an amount equal to the greater of the net cash proceeds of such sale or the fair market value of such property (in the good faith opinion of MGM Grand's board of directors) is applied within 120 days to the retirement or other discharge of its Funded Debt.

 Exempted Liens and Sale and Lease-Back Transactions

   Notwithstanding the restrictions set forth in "--Limitation on Liens" and "--Limitation on Sale and Lease-Back Transactions" above, MGM Grand or any Subsidiary Guarantor may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under "--Limitation on Liens" above) plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under "--Limitation on Sale and Lease-Back Transactions" above), measured, in each case, at the time any such Lien is incurred or any such Sale and Lease-Back Transaction is entered into, by MGM Grand and the Subsidiary Guarantors does not exceed 15% of Consolidated Net Tangible Assets.

 Limitation on Senior Subordinated Indebtedness

   MGM Grand will not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the notes. No Subsidiary Guarantor will Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, any Subsidiary Guarantee executed by the Subsidiary Guarantor.

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 Subsidiary Guarantees

   In addition to the Subsidiary Guarantors named in the indenture on the closing date, the indenture will provide that any existing or future Subsidiary of MGM Grand (other than an Excluded Subsidiary) shall become a Subsidiary Guarantor, on a senior subordinated basis (pursuant to subordination provisions substantially similar to those described above under the subheading "Subordination" above) of MGM Grand's payment Obligations under the notes and the indenture, if such Subsidiary Incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of Senior Indebtedness of MGM Grand.

  Repurchase at the Option of Holders Upon a Change of Control

     Upon the occurrence of a Change of Control, each holder of notes shall have the right to require MGM Grand to repurchase all or any part of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Within 30 days following any Change of Control, MGM Grand or, at MGM Grand's request, the Trustee will mail to each holder of notes a notice stating:

          . that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all notes timely tendered will be accepted for payment;

          . the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          . the circumstances and relevant facts regarding the Change of Control; and

          . the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

     MGM Grand will comply, to the extent applicable, with the requirements of
Section 14(e) of the Securities Exchange Act of 1934 and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, MGM Grand will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

     The Change of Control repurchase feature is a result of negotiations between MGM Grand and representatives of the underwriters. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that MGM Grand would decide to do so in the future.

     The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" the assets of MGM Grand. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if MGM Grand disposes of less than all its assets by any of the means described above, the ability of a holder of notes to require MGM Grand to repurchase its notes may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

     The Credit Facilities provide that the occurrence of certain of the events that would constitute a Change of Control could lead to termination of commitments and require the early repayment of loans under the Credit Facilities. Other future debt of MGM Grand may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of notes of their right to require MGM Grand to repurchase such notes could cause a default under existing or future debt of MGM Grand, even if the Change of Control itself does not, due to the financial effect of such repurchase on MGM Grand. If repurchase upon a Change of Control would constitute a default on Designated Senior Indebtedness, a Payment Blockage Notice could result, preventing such repurchase. Finally, MGM Grand's ability to pay cash to holders of notes upon a repurchase may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. MGM Grand's failure to make a required Change of Control Offer or to purchase notes in connection with a Change of Control Offer would result in a default under the indenture. Such a default would, in turn, constitute a default under other existing debt of MGM Grand, and may constitute a default under future debt as well. MGM Grand's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the notes. See "Supplemental Modification and Waiver Provisions."

   MGM Grand will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by MGM Grand and purchases all of the notes validly tendered and not withdrawn under such Change of Control Offer.

Supplemental Events of Default

   Reference is made to the section entitled "Description of Debt Securities" in the accompanying Prospectus for a description of events of default applicable to the notes under the indenture. In addition to such events of default, the following events shall each constitute an event of default applicable to the notes under the indenture:

     (i) the acceleration of the maturity of any Indebtedness of MGM Grand or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any one time, in an amount in excess of the greater of (a) $25 million and (b) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice as provided in the indenture; and

     (ii) entry of final judgments against MGM Grand or any Subsidiary Guarantor which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $25 million and judgments exceeding $25 million remain undischarged for 60 days after notice.

Supplemental Modification or Waiver Provisions

   Reference is made to the section entitled "Description of Debt Securities-- Modification and Waiver" in the accompanying Prospectus for a description of provisions pertaining to modifications or waivers of the indenture, provided with respect to these notes and the indenture, references in such section to MGM Grand shall also be deemed to include the Subsidiary Guarantors. In addition to the other modifications or waivers specified therein that require the consent of each affected holder of the notes, a release of any Subsidiary Guarantor (except in accordance with the provisions of the indenture) requires the consent of each affected holder of notes. In addition, no such modification or waiver may, without the consent of the holder of each note, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer related thereto must be made or change the time or price at which the notes must be repurchased pursuant to such Change of Control Offer.

Gaming Approvals

   Restrictions on the transfer of the equity securities of the corporate Subsidiaries licensed in Nevada of MGM Grand, and at and after the Mirage merger, of Mirage, and agreements not to encumber such equity securities, in each case in respect of the notes, require the prior approval of the Nevada Commission in order to be effective. On August 19, 1999, the Nevada Commission granted MGM Grand prior approval to make public offerings for a period of twenty-three months, subject to certain conditions ("Shelf Approval"). This offering is being made pursuant to the Shelf Approval. However, while such Shelf Approval includes prior approvals of restrictions on the transfer of the equity securities of MGM Grand's Nevada-licensed corporate Subsidiaries and agreements not to encumber such equity securities, in each case in respect of the notes, it does not include approvals in respect of the equity securities of Nevada-licensed Mirage corporate Subsidiaries.

   Consequently, applications have been filed with the Nevada Board and the Nevada Commission seeking their approval for the Nevada-licensed corporate Subsidiaries of Mirage to allow restrictions on the transfer of the equity securities of, and agreements not to encumber the equity securities of, Mirage's Nevada-licensed corporate Subsidiaries, in each case in respect of the notes, to be effective at and after the time of the Mirage merger. Such restrictions on the transfer of equity securities and agreements not to encumber equity securities will not be effective in respect of the Nevada-licensed corporate Subsidiaries of Mirage at and after the Mirage merger unless and until they are approved by the Nevada Board and the Nevada Commission. There can be no assurance that such approvals will be granted on a timely basis or at all. Similar approvals must be obtained from the Mississippi Gaming Commission with respect to these restrictions and agreements not to encumber the equity securities of corporate Subsidiaries of Mirage licensed in Mississippi, whether securities are issued in a private placement or a public offering. For more information, see "Regulation and Licensing--Nevada Gaming Regulation" and "--Mississippi Government Regulation."

Compliance with Gaming Laws

   Each holder of a note, by accepting any note, agrees to be bound by the requirements imposed on holders of debt securities of MGM Grand by the gaming authority of any jurisdiction of which MGM Grand or any of its Subsidiaries conducts or proposes to conduct gaming activities. For a description of the regulatory requirements applicable to MGM Grand, see "Regulation and Licensing" herein.

Reports

   So long as any notes are outstanding, MGM Grand will file with the trustee under the indenture the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 or Section 15(d) of the Exchange Act with respect to securities listed and registered on a national securities exchange as such rules and regulations may require.

Book-Entry; Delivery and Form

   The notes sold within the United States will initially be issued in the form of one or more global notes. The global notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee, who will be the global notes holder. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global notes directly through DTC if they are participating organizations or "participants" in such system or indirectly through organizations that are participants in such system.

Depository Procedures

   DTC has advised MGM Grand that DTC is a limited-purpose trust company that was created to hold securities for its participants and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.

   MGM Grand expects that pursuant to procedures established by DTC:

     (i) upon deposit of the global notes, DTC will credit the accounts of participants designated by Underwriters with portions of the principal amount of the global notes; and

     (ii) ownership of the notes evidenced by the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the participants), the participants and the indirect participants.

   Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer notes evidenced by the global notes will be limited to such extent.

   So long as the global notes holder is the registered owner of any notes, the global notes holder will be considered the sole holder under the indenture of any notes evidenced by the global notes. Beneficial owners of notes evidenced by the global notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither MGM Grand nor the applicable trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

   Payments in respect of the principal of, premium, if any, and interest on any notes registered in the name of the global notes holder on the applicable record date will be payable by the applicable trustee to or at the direction of the global notes holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, MGM Grand and the applicable trustee may treat the persons in whose names notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither MGM Grand nor the applicable trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes. MGM Grand believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practice and will be the responsibility of the participants or the indirect participants.

Certificated Securities

   Subject to certain conditions, any person having a beneficial interest in a global note may, upon request to the trustee, exchange such beneficial interest for notes in the form of certificated securities. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if:

     (i) MGM Grand notifies the trustee in writing that DTC is no longer willing or able to act as a depositary and MGM Grand is unable to locate a qualified successor within 90 days; or

     (ii) MGM Grand, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in the form of certificated securities under the indenture, then, upon surrender by the global notes holder of its global notes, notes in such form will be issued to each person that the global notes holder and DTC identify as being the beneficial owner of the related notes.

   Neither MGM Grand nor the trustee will be liable for any delay by the global notes holder or DTC in identifying the beneficial owners of notes and MGM Grand and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global notes holder or DTC for all purposes.

Same-Day Settlement and Payment

   The indenture will require that payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the global notes holder. With respect to certificated securities, MGM Grand will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Paying Agent and Registrar for the Notes

   The trustee will initially act as paying agent and registrar for the notes. MGM Grand may change the paying agent or registrar without prior notice to the holders of the notes, and MGM Grand or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

   A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and MGM Grand may require a holder to pay any taxes and fees required by law or permitted by the indenture. MGM Grand is not required to transfer or exchange any note selected for redemption. Also, MGM Grand is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

   The registered holder of a note will be treated as the owner of it for all purposes.

Concerning the Trustee

   If the trustee becomes a creditor of MGM Grand, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

   "Attributable Debt" with respect to any Sale and Lease-Back Transaction that is subject to the restrictions described under "--Additional Covenants of MGM Grand--Limitation on Sale and Lease-Back Transactions" means the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

   "Change of Control" means the occurrence of any of the following events:

     (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 or any successor provisions to either of the foregoing), other than any Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of MGM Grand (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

     (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of MGM Grand and its Subsidiaries, considered as a whole, to another person (other than a disposition of such assets as an entirety or virtually as an entirety to one or more Wholly Owned Subsidiary Guarantors) shall have occurred, or MGM Grand merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into MGM Grand, in any event pursuant to a transaction in which the outstanding Voting Stock of MGM Grand is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

         (1) the outstanding Voting Stock of MGM Grand is reclassified into or exchanged for other Voting Stock of MGM Grand or for Voting Stock of the surviving corporation, and

         (2) the holders of the Voting Stock of MGM Grand immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of MGM Grand or the surviving corporation immediately after such transaction; or

     (c) the first day on which a majority of the members of the Board of Directors of MGM Grand are not Continuing Directors.

   "Consolidated Net Tangible Assets" means the total amount of assets (including investments in Joint Ventures) of MGM Grand and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of MGM Grand and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of MGM Grand for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

   "Continuing Director" means, as of any date of determination, any member of the Board of Directors of MGM Grand who (i) was a member of that Board of Directors on the date of the indenture, (ii) had been a member of that Board of Directors for the two years immediately preceding such date of determination or
(iii) was nominated for election or elected to that Board of Directors with the affirmative vote of the greater of (x) a majority of Continuing Directors who were members of that Board at the time of such nomination or election or (y) at least three Continuing Directors.

   "Credit Facilities" means, collectively: (i) the Second Amended and Restated Loan Agreement, dated as of April 10, 2000, among MGM Grand, as Borrower, MGM Grand Atlantic City, Inc. and MGM Grand Detroit, LLC, as Co-Borrowers, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any, related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time; (ii) the 364-Day Loan Agreement, dated as of April 10, 2000, among MGM Grand, as Borrower, MGM Grand Atlantic City, Inc. and MGM Grand Detroit, LLC, as Co-Borrowers, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any, related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time; (iii) the Term Loan Agreement, dated as of April 7, 2000, among MGM Grand, as Borrower, MGM Grand Atlantic City, Inc. and MGM Grand Detroit, LLC, as Co-Borrowers, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any, related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time and (iv) the $300 million 364-day senior revolving credit facility contemplated by the May 9, 2000 commitment, including any, related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Designated Senior Indebtedness" means (i) Indebtedness under the Credit Facilities (ii) Indebtedness under the Senior Notes and (iii) any other Senior Indebtedness the principal amount of which is $100.0 million or more and that has been designated by MGM Grand as "Designated Senior Indebtedness" in the documentation with respect thereto.

   "Excluded Subsidiary" means The MGM Grand Bally's Monorail, LLC, MGM Grand Detroit, LLC, MGM Grand Detroit II, LLC, MGM Grand Diamond, Inc. and MGM Grand's non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, provided such holding companies have no other assets or operations and provided that except for MGM Grand Detroit, LLC to the extent it guarantees any amounts of proceeds of borrowings under the Credit Facilities made available to MGM Grand Detroit, LLC, if any Excluded Subsidiary becomes subject to the covenants in the Credit Facilities applicable to the Subsidiary Guarantors or grants any Liens to secure the Credit Facilities, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary.

   "Funded Debt" means all Indebtedness of MGM Grand or any Subsidiary Guarantor which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the notes or the applicable Subsidiary Guarantee.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

   "Indebtedness" of any person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness Incurred in connection with the acquisition by such Person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, including for such purpose

Obligations under capitalized leases, and (ii) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, or any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person. For purposes of this definition of Indebtedness, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

   "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

   "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by MGM Grand and/or one or more of its Subsidiaries.

   "Lien" means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

   "Make-Whole Premium" means, with respect to any note at any redemption date, the excess, if any, of (i) the present value of the sum of the principal amount and premium, if any, that would be payable on such note on its maturity date and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including such maturity date, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the business day immediately preceding the date of such redemption), plus 50 basis points, over (ii) the principal amount of the note being redeemed.

   "Mirage Notes" means (i) Mirage Resorts, Incorporated's 6 5/8% notes due 2005 in the original aggregate principal amount of $200 million, (ii) Mirage Resorts, Incorporated's 7 1/4% notes due 2006 in the original aggregate principal amount of $250 million, (iii) Mirage Resorts, Incorporated's 6 3/4% notes due 2007 in the original principal amount of $200 million, (iv) Mirage Resorts, Incorporated's 6 3/4% notes due 2008 in the original principal amount of $200 million and (v) Mirage Resorts, Incorporated's 7 1/4% debentures due 2017 in the original principal amount of $100 million.

   "Non-recourse Indebtedness" means Indebtedness the terms of which provide that the lender's claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.

   "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

   "Permitted Holders" means (i) an employee stock ownership plan or other employee benefit plan covering employees of MGM Grand and its Subsidiaries and
(ii) Tracinda Corporation, its Affiliates and, with respect to any natural Person that is an Affiliate, any Related Persons or such Person.

   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

   "Principal Property" means any real estate or other physical facility or depreciable asset or securities the net book value of which on the date of determination exceeds the greater of $25 million or 2% of Consolidated Net Tangible Assets.

   "Related Persons" means, with respect to any natural Person, (i) such Person's spouse, former spouses, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any such natural Persons, (ii) the estate of such natural Person and (iii) any corporation, partnership, trust or other Person controlled by, and in which at least 50% of the interests therein are owned by, one or more of) any of such natural Person, such spouse, former spouses, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any such natural Persons.

   "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

   "Sale and Lease-Back Transaction" means any arrangement with a person (other than MGM Grand or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to MGM Grand or any of its Subsidiaries for a period of more than three years of any Principal Property which has been or is to be sold or transferred by MGM Grand or any of its Subsidiaries to such person or to any other person (other than MGM Grand of any of its Subsidiaries), to which funds have been or are to be advanced by such person on the security of the leased property.

   "Senior Indebtedness" means the following Obligations of MGM Grand or any Subsidiary Guarantor, as the case may be, whether outstanding on the date of the offering or thereafter Incurred, unless such Obligation is Indebtedness that is expressly made equal or subordinate in right of payment to the notes or the Subsidiary Guarantees, by its terms or the terms of any issuing agreement or instrument:

     (i) all Indebtedness and all other Obligations of MGM Grand or any Subsidiary Guarantor, as the case may be, under (or in respect of) the Credit Facilities and all Interest Rate Agreements and Currency Agreements with respect thereto;

     (ii) all Indebtedness and all other obligations of MGM Grand or any Subsidiary Guarantor, as the case may be, under (or in respect of) the Senior Notes;

     (iii) all interest accruing subsequent to events of bankruptcy of MGM Grand or any Subsidiary Guarantor at the rate provided for in the document governing any Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law; and

     (iv) all other Indebtedness and all other Obligations of MGM Grand or any Subsidiary Guarantor, unless it is expressly stated in the governing terms or in the assumption thereof that such Indebtedness is not "Senior Indebtedness."

Notwithstanding the foregoing, the term "Senior Indebtedness" shall not include:

    . any Indebtedness of MGM Grand to any of its Subsidiaries, or to a joint venture in which MGM Grand or any of its Subsidiaries has an interest;

    . any Indebtedness of any Subsidiary of MGM Grand to MGM Grand or any other Subsidiary of MGM Grand, or to a joint venture in which MGM Grand or any of its Subsidiaries has an interest;

    . any Indebtedness that was Non-recourse Indebtedness when Incurred by either MGM Grand or any Subsidiary Guarantor;

    . any Indebtedness of MGM Grand or any Subsidiary Guarantor, as the case may be, to the extent not permitted by the "Limitation on Senior Subordinated Indebtedness" covenant described above;

    . any Indebtedness to any employee of either MGM Grand or any of its Subsidiaries;

    . any liability for taxes owed or owing by either MGM Grand or any of its Subsidiaries; or

    .  any trade payables.

   "Senior Notes" means (i) MGM Grand's 6.95% senior collateralized notes due 2005 in the original aggregate principal amount of $300 million, (ii) MGM Grand's 6.875% senior collateralized notes due 2008 in the original aggregate principal amount of $200 million and (iii) the Mirage notes.

   "Subsidiary" of any specified person means any corporation, partnership or limited liability companies of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

   "Treasury Securities" mean any investment in obligations issued or guaranteed by the United States government or any agency thereof.

   "Treasury Yield" means the yield to maturity at the time of computation of Treasury Securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the notes, provided that if the average life of the notes is not equal to the constant maturity of a Treasury Security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of Treasury Securities for which such yields are given, except that if the average life of the notes is less than one year, the weekly average yield on actually traded Treasury Securities adjusted to a constant maturity of one year shall be used.

   "Voting Stock" of any Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Wholly Owned Subsidiary Guarantor" means, at any time, a Subsidiary Guarantor all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by MGM Grand and its other Wholly Owned Subsidiary Guarantors.